UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 29, 2013
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street	77 Beale Street
P.O. Box 770000	P.O. Box 770000
San Francisco, California 94177	San Francisco, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 267-7000	(415) 973-7000
(Registrant's telephone number, including area code)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

California Public Utilities Commission (“CPUC”) Investigations

 Pacific Gas and Electric Company (“Utility”), a subsidiary of PG&E Corporation, is the subject of three investigations by the CPUC.  The CPUC investigations relate to (1) the Utility’s safety recordkeeping for its natural gas transmission system (“Records OII”), (2) the Utility’s operation of its natural gas transmission pipeline system in or near locations of higher population density (“Class Location OII”), and (3) the Utility’s pipeline installation, integrity management, recordkeeping and other operational practices, and other events or courses of conduct, that could have led to or contributed to the rupture of one of the Utility’s natural gas transmission pipelines on September 9, 2010 in San Bruno, California and the ensuing explosion and fire ("San Bruno OII").  On January 29, 2013, the administrative law judges (“ALJs”) overseeing the investigations approved the revised procedural schedule as follows:

Date	Class Location OII (1)	Records OII	San Bruno OII	Consolidated Issues – Fines and Remedies
1/7/13		Hearings resumed	Hearings resumed
1/11/13				The Utility’s reply testimony on financial resources was served
1/18/13		Hearings concluded
2/8/13				CPSD* rebuttal financial resources testimony due
2/25/13			Hearings conclude on or around this date
3/4- 3/5/13				Hearing on financial resources testimony
3/11/13			Concurrent opening briefs due
3/25/13		Concurrent opening briefs due
4/12/13			Concurrent reply briefs due
4/19/13		Concurrent reply briefs due
4/26/13				Coordinated briefs on fines and remedies due
5/14/13				The Utility’s coordinated reply brief on fines and remedies due
5/24/13				Coordinated rebuttal briefs on fines and remedies due

            (1) Hearings in the Class Location OII concluded in September 2012 and briefing has been completed.

            * The CPUC’s Consumer Protection and Safety Division, now known as the Safety and Enforcement Division.

After considering the parties’ briefs, the ALJs would issue one or more presiding officer’s decisions setting forth any violations found and the amount of penalties and any required remedial actions.  The decisions would become the final decisions of the CPUC thirty days after issuance unless the Utility or another party filed an appeal, or a CPUC commissioner requested review of the decision, within such time.  PG&E Corporation and the Utility are uncertain when these investigations will be concluded.

Third-Party Claims Related to the San Bruno Accident

In addition to the investigations discussed above, many lawsuits are still pending against PG&E Corporation and the Utility in connection with the San Bruno accident.  These cases have been coordinated and assigned to one judge in the San Mateo County Superior Court. Many of the cases have been resolved through settlement.  The trial of the first group of remaining cases began on January 2, 2013 with pretrial motions and hearings.  On January 14, 2013, the court vacated the trial and all pending hearings due to the significant number of cases that have been settled outside of court.  The court has urged the parties to settle the remaining cases.  It is uncertain whether or when the remaining cases will be resolved.

CPUC Gas Safety Rulemaking Proceeding

On January 28, 2013, several parties, including the CPUC’s Division of Ratepayer Advocates, The Utility Reform Network, the City and County of San Francisco, and the City of San Bruno, filed applications for rehearing asking the CPUC to reconsider its decision, issued on December 28, 2012, regarding the Utility’s proposed implementation plan to modernize and upgrade its natural gas transmission system and associated ratemaking mechanisms.  In the decision, the CPUC approved most of the proposed scope and timing of projects to be completed under the plan, but disallowed the Utility’s request for rate recovery of a significant portion of capital costs and expenses through 2014.  The applications for rehearing state, among other arguments, that the CPUC should have disallowed more of the Utility’s costs and that the CPUC should have approved a reduced rate of return on equity for capital investments made under the plan.  It is uncertain whether or when the CPUC will grant the rehearing requests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	Linda Y.H. Cheng
Linda Y.H. Cheng
Vice President, Corporate Governance and
Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

	By:	Linda Y.H. Cheng
Linda Y.H. Cheng
Vice President, Corporate Governance and
Corporate Secretary

Dated January 31, 2013